Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES ACQUIRES HIGHWATER MARINE FURNITURE DIVISION

Elkhart, Ind. - January 27, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, Inc. (LCI®), has acquired the business and certain assets of the pontoon furniture manufacturing operation of Highwater Marine, LLC, a leading manufacturer of pontoon and other recreational boats located in Elkhart, Indiana. The boat brands comprising Highwater’s businesses were recently acquired by Elkhart-based Bennington, the largest manufacturer of pontoon boats in the United States, through its acquisition of Nautic Global Group. Revenue of the marine furniture business acquired from Highwater Marine for the twelve months ended December 2015 was estimated to be $20 million.
“Building on our August 2015 acquisition of Signature Seating in Fort Wayne, Indiana, this acquisition will further expand our marine furniture capacity by adding the Highwater manufacturing facility in Elkhart to the LCI footprint. We are excited to partner with Bennington on the transition of its Highwater furniture business and to strengthen our position in the marine furniture market,” said Drew’s President Scott Mereness.
The purchase price was $10.0 million, which was paid at closing from borrowings under the Company’s $100 million line of credit. Additionally, the parties also entered into a five year supply agreement as part of the transaction. After funding this acquisition, Drew remains well-positioned to take advantage of other investment opportunities.
“Strategically and culturally, our Highwater furniture division will be in great hands at Lippert,” said Jake Vogel, Chief Executive Officer of Bennington. “We are entrusting our employees and our furniture supply business with a company that both specializes in furniture manufacturing and is a wonderful cultural fit with our business. We are excited about this long-term strategic relationship with our new partner Lippert Components.”
Shannon Angle, a 15-year seasoned veteran of LCI’s furniture operation, under the direction of Ryan Smith, Vice President of Lippert Interiors, will add this division to his responsibilities. “Our combined furniture team is talented and innovative, as well as experienced in managing growth, and we look forward to long-term success,” added Mereness. “We estimate that the market size for pontoon boat furniture is approximately $125 million, and we expect this acquisition to be immediately accretive to Drew’s earnings.”
About Drew Industries
From 42 manufacturing facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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